Exhibit 23.2

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Redbox Entertainment Inc. on Form S-8 of our report dated April 2, 2021, except for the effects of the first amendment restatement related to warrant liabilities discussed in Note 2 to which the date is May 26, 2021, and for the effects of the second amendment restatement related to redeemable common shares discussed in Note 2 to which the date is November 22, 2021, with respect to our audit of the financial statements of Seaport Global Acquisition Corp. as of December 31, 2020 and for the period from July 24, 2020 (inception) through December 31, 2020, which report appears in this Registration statement. We were dismissed as auditors on December 9, 2021 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such Registration Statement for the periods after the date of our dismissal.

/s/ Marcum llp

Marcum llp

Houston, Texas

December 27, 2021